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                                                                     Exhibit 5.1

                   [Dow, Lohnes & Albertson, PLLC Letterhead]
                                  July 18, 2003


Triton PCS, Inc.
1100 Cassatt Road
Berwyn, Pennsylvania  19312

Ladies and Gentlemen:

     We are acting as special counsel to Triton PCS, Inc., a Delaware corporation (the "Issuer"), in connection with its registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), the Issuer's 8 1/2% Senior Notes due 2013 (the "Exchange Notes") and the related guarantees (the "Guarantees") of the Exchange Notes issued by certain subsidiaries (the "Guarantors") of the Issuer. The Exchange Notes are to be offered in exchange (the "Exchange Offer") for the Issuer's outstanding 8 1/2% Senior Notes due 2013 (the "Old Notes"). The Old Notes were issued under, and the Exchange Notes are to be issued under, an Indenture, dated as of June 13, 2003 (the "Indenture"), among the Issuer, the Guarantors and The Bank of New York, as Trustee (the "Trustee").

     In preparing this opinion, we have reviewed (i) the Registration Rights Agreement, dated as of June 13, 2003 (the "Registration Rights Agreement"), by and among the Issuer, the Guarantors and Lehman Brothers Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Rabo Securities USA, Inc., (ii) the Indenture, (iii) the Registration Statement, (iv) the global securities representing the Exchange Notes, and (v) the resolutions of the Issuer and of the Guarantors relating to the Old Notes, the Exchange Notes and the Exchange Offer. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the due, valid and binding execution and delivery of all documents by parties other than the Issuer and the Guarantors. We have not reviewed any documents other than the documents listed above, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects. As to any facts relevant to the opinions expressed herein, we have relied solely upon statements and representations of officers and other representatives of the Issuer and others (all of which we assume to be true, complete and accurate in all respects).

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Triton PCS, Inc.
July 18, 2003
Page 2

     We are members of the Bar of the District of Columbia and do not purport to be experts on, or generally familiar with, or certified to express legal conclusions based upon, the laws of any other jurisdiction. As to matters of law set forth below, our opinion is limited solely, to the extent applicable hereto, to the laws of the District of Columbia and of the United States and the Delaware General Corporation Law (collectively, "Applicable Law"); provided, however, that the term Applicable Law includes only those laws and regulations that a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the issuance and sale of the Exchange Notes and does not include laws of the type described in Section 19 of the Legal Opinion Accord of the American Bar Association Section of Business Law (1991). We express no opinion as to conflicts of law rules, or the laws of any states or jurisdictions other than as specified above. We note that the Indenture by its terms provides that it is to be governed by the laws of the State of New York. To the extent the opinion set forth below relates to matters governed by New York law, we have assumed that the provisions of New York law are identical in all material respects to the provisions of the law of the District of Columbia.

     In rendering this opinion, we have assumed that: (i) the Registration Statement was declared effective by the Commission; (ii) the Registration Statement will be effective at all times during the offering of and at the time of the issuance of the Exchange Notes as contemplated by the Registration Statement and the prospectus contained therein (the "Prospectus"); and (iii) all Exchange Notes will be issued in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus.

     Based upon and subject to the foregoing and the other qualifications assumptions and limitations stated herein, we are of the opinion that:

     1. The Exchange Notes are in the form contemplated by the Indenture, have been duly authorized and (assuming the execution by the proper officers of the Issuer, the authentication by the Trustee and the issuance by the Issuer in accordance with the provisions of the Indenture, against surrender and cancellation of a like aggregate principal amount of Old Notes pursuant to the Exchange Offer as contemplated in the Registration Rights Agreement) constitute the valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms.

     2. Each of the Guarantees has been duly authorized and (assuming the execution by the proper officers of the respective Guarantors, the authentication by the Trustee and the issuance by the respective Guarantors in accordance with the provisions of the Indenture and upon due execution, authentication and delivery of the Exchange Notes by or on behalf of the Issuer) constitute the valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

     The opinions set forth above are subject to the following additional exceptions, limitations and qualifications:

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Triton PCS, Inc.
July 18, 2003
Page 3

     (i) The enforceability of agreements, documents and instruments is subject to (a) bankruptcy, insolvency, reorganization, moratorium (whether general or specific), fraudulent conveyance or transfer and other laws relating to or affecting the enforcement of creditors' rights generally and (b) the application of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought, regardless of whether enforcement is sought in a proceeding in equity or at law. Furthermore, the prior consent of the Federal Communications Commission (the "FCC") may be required to the extent that any action by the Trustee or the holders of any Exchange Notes to enforce its or their respective rights under the Exchange Notes or the Indenture would result in a transfer of control or assignment of any license, authorization or permit issued by the FCC. We express no opinion as to whether any such consent would be granted.

     (ii) We express no opinion concerning the enforceability of (a) waivers of notice or of any other constitutional, statutory or common law rights, including, without limitation, waiver of stay, extension or usury laws, (b) indemnification provisions to the extent such provisions are deemed to violate public policy or federal or state securities laws, and (c) submissions to the personal jurisdiction of any particular court.

     (iii) We express no opinion as to any state or local laws, rules or regulations relating to the regulation of telecommunications.

     (iv) We express no opinion as to the effect of any provisions of the law restricting dividends or other distributions by a corporation or other entity or for the benefit of its stockholders or other equity holders.

     (v)   We assume value has been given to each of the Guarantors.

     (vi) We express no opinion as to compliance by the Issuer or any of the Guarantors with any financial covenants in any credit or financing documents to which any of them may be a party.

     To the extent that the obligations of the Issuer and the Guarantors under the Indenture, the Exchange Notes and the Guarantees, as applicable, may be dependent upon such matters, we have assumed for purposes of this opinion that
(i) the Trustee (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite organizational and legal power and authority to perform its obligations under the Indenture; (c) is duly qualified to engage in the activities contemplated by the Indenture; and (d) has duly authorized, executed and delivered the Indenture; (ii) the Indenture is the legally valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms; and (iii) the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations. We have also assumed that the choice of law provisions in the Indenture would be enforced by any court in which enforcement thereof might be sought.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed

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Triton PCS, Inc.
July 18, 2003
Page 4

as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

     The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes which may thereafter be brought to our attention. Our opinion is based upon statutory laws and judicial decisions in effect at the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof, nor assume any responsibility to advise you of future changes in our opinion.

     This opinion letter has been prepared solely for your use in connection with issuance of the Exchange Notes on the date of this opinion letter and shall not be quoted in whole or in part or otherwise referred to, nor filed with or furnished to or relied upon by any governmental agency or other person or other entity, without the prior written consent of this firm.

                                                  Very truly yours,

                                                  DOW, LOHNES & ALBERTSON, PLLC


                                                  By: /s/ Thomas D. Twedt
                                                      ------------------------
                                                          Thomas D. Twedt
                                                          Member